UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SM&A
(Name of Registrant as Specified In Its Charter)

Steven S. Myers Albert S. Nagy Kenneth W. Colbaugh Redge E. Bendheim
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 13, 2008 Steven S. Myers issued the following press release:

SM&A SHAREHOLDERS URGED TO VOTE FOR STEVEN MYERS’S SLATE OF

DIRECTOR NOMINEES

Newport Beach, CA, May 13, 2008 — Steven S. Myers, the founder, former chairman and CEO and largest shareholder of SM&A today urged shareholders of SM&A (Nasdaq: WINS) to vote for his slate of director nominees at the company’s annual meeting of shareholders on May 23, 2008.

In a letter to shareholders, Mr. Myers stated that the consequences of the current board’s failures have contributed to the substantial destruction of shareholder value and have put SM&A’s sustainable competitive advantage at serious risk.  Mr. Myers emphasized that the future of SM&A is the top priority of his slate of director nominees, Ken Colbaugh, Al Nagy, Redge Bendheim and Steven Myers, all of whom are committed to returning SM&A to its leading competitive position, increasing SM&A’s market share, and growing the value of all shareholders’ investment in SM&A.

Steven Myers also outlined his nominees’ aggressive and realistic action plan to restore and grow shareholder value:

1.     Restore SM&A’s core values as seen by its staff, its clients and its shareholders.

2.     Recover key lost talent and reduce attrition of deployable resources.

3.     Reconstruct the sales & marketing capabilities of the company.

4.     Reverse the negative trend in pipeline and backlog.

5.     Better control SG&A spending with focus on top line growth and bottom line results.

6.     Encourage significant personal investment by all directors.

The full text of the letter sent to shareholders appears below:

May 13, 2008

To SM&A’s Shareholders:

Only your latest-dated vote counts.

Your vote is vital for the future of SM&A and your investment. The priority of our slate of director nominees — Ken Colbaugh, Al Nagy, Redge Bendheim and me — is the future of SM&A and your investment.

Vote the attached GOLD proxy card for our slate. Even if you already have voted, you have the right to vote the attached GOLD proxy card.

•                  Our slate of director nominees is committed to maximizing your shareholder value.

•                  Our slate of director nominees is united with all shareholders in our goal of returning SM&A to its former top-ranked position in the competition management and program management support services business.

SM&A’S COMPETITIVE ADVANTAGE AT SERIOUS RISK

SM&A’s sustainable competitive advantage was created over twenty-six years of hard work and dedication by many talented people, and by the continuous evolution of our unique processes, the accumulation of our vast winning experience, and by our adherence to our core values. Unfortunately, the consequences of the current board’s failures have put SM&A’s sustainable competitive advantage at serious risk. The May 8, 2008 Investor Call by SM&A continued to raise doubts about shareholder value and reinforced fears that the company is rudderless in face of challenging market conditions.

TIME FOR DECISIVE CHANGE IN THE COMPOSITION OF THE BOARD AND STRATEGIC DIRECTION OF SM&A

The experience and expertise our director nominees will bring to bear while working with the full board and management will:

•      return SM&A to its leading competitive position;

•      increase SM&A’s market share;

•      grow the value of your investment in SM&A.

Your Vote Counts - Vote the GOLD PROXY CARD TODAY by mail, telephone or Internet. See instructions on page 4 of this letter. If you have any questions, or need assistance with voting please contact: Georgeson Inc. Toll Free (800) 561-3837.

Thank you.

Steven S.  Myers

Why You Should Vote Your GOLD Proxy Card Today

SM&A’s revelations at the May 8, 2008 Investor Call reinforced our deepest fears and concerns over the future of the company

Having had many weeks to consider the facts that we presented to the shareholders as part of this proxy contest, the SM&A Board’s response was weak, confusing and contradictory. Distilled from SM&A’s presentation, here are the essential facts that should concern you, as a shareholder.

1 — Organic revenue is decreasing, not increasing. According to the data released on May 8, 2008 by the company, the 7.6% increase in Q1 revenue was due to its two acquisitions — without these acquisitions, organic revenue declined by 6.5% compared to the same period in 2007, program services revenue declined by 5% compared to the same period in 2007 and deployable associates declined from 344 at the end of 2007 to 339 at the end of Q1. Rather than broadening its business base, SM&A’s concentration in its top five clients increased from 68% at the end of Q1 2007 to 73%.

2 — The erosion of critical talent must be reversed. The turnover numbers cited by the CEO on the Investor Call are intolerable. The core competencies upon which we have built SM&A over the past 26 years are being rapidly eroded.  Many crucial personnel are going to rival firms, or setting up rival businesses — this accelerating negative trend can be reversed with focused action by the newly constituted Board.

3 — The CEO’s revenue guidance continues to be unrealistic, contradictory and confusing. In the face of declining backlog, flat head count, decreasing organic revenue, and with Q1 revenue at $25.4 million and the sales & marketing staff at 50% of capacity, we believe it is unrealistic to achieve $108 million in annual revenue and 36 cents in EPS — the company will have to generate about $56 million in revenue in the second half of the year, which is historically the weaker half of the year. In order to achieve these revenue targets, we believe that SM&A would have to acquire businesses generating $10 -11 million in annual revenue — assuming the acquisitions could be completed by the end of this quarter! As we move into Q3, the revenue targets become insurmountable.

4 — The hiring of General Pace, a national leader in military operations and planning, is being squandered by poor selection of his tasks and responsibilities. As an outstanding career military officer and former Chairman of the Joint Chiefs of Staff, General Pace should have been assigned Profit and Loss responsibility — entrusted and empowered to grow a major sector of the business. This has not occurred. The early announcements trumpeted the creation of “SM&A Strategic Advisors Inc.”, but the Investor Call of May 8, 2008 repudiated that and relegated General Pace to what he himself called a “door opener”. This is an inexcusable waste of a valuable and expensive company resource. We would propose a much more substantive, dignified and profitable role for General Pace, commensurate with his knowledge and capabilities.

5 — The self-proclaimed “New Strategic Plan” — unveiled on the May 8, 2008 Investor Call — fails to recognize the critical importance of maintaining excellence in Competition Management, where our historical 85% win record has been, and is, the key to future success and growth. The strategic plan has no connection to the actions that the company is taking to grow the business. An executable plan must have attainable objectives, a clear process to meet these objectives, and assignment of responsible personnel who are measured and incentivized against progress milestones. The SM&A strategic plan has none of these attributes. It is a wish list — aiming at an unattainable goal of more than $500 million in sales.

6 — SM&A’s apparent manipulation of the company’s line of credit with City National Bank may impact the company’s credibility for ethical behavior. The inclusion of a new default provision concerning incumbent directors in the company’s new credit agreement with City National Bank in the midst of this proxy contest suggests that SM&A and City National have colluded in an effort to intimidate SM&A shareholders into voting for the incumbent board.

SM&A works in industries that put an exceptionally high premium on integrity. SM&A’s people work with highly classified information, and are exposed every day to extremely sensitive client propriety information. How will SM&A’s clients react to the news that the CEO and the Board of the company upon which they depend committed this breach of integrity? What will SM&A’s employees think in the context of the company’s core values, which start and end with maintaining the highest standards of integrity?

Your Vote Counts - Vote the GOLD PROXY CARD TODAY by mail, telephone or Internet. See instructions on page 4 of this letter. If you have any questions, or need assistance with voting please contact: Georgeson Inc. Toll Free (800) 561-3837.

The Outstanding Board Slate We Offer To Guide SM&A’s Destiny

Steve Myers — Founded SM&A in 1982, Chairman and CEO until March 2007. President & CEO of Dolphin Capital Holdings, Inc., a private equity investment company. Serves on the board of NeoStem, Inc. (a biotech startup) and on the advisory board of QuantumSphere, Inc. (a nano-materials research & development firm). Previously served in senior management and technical positions within the aerospace and defense industry. Graduated from Stanford University with a B.S. in Mathematics.

Ken Colbaugh — SM&A Director, EVP & COO 1990 to 1999, during which SM&A CAGR was 44%. From 2000 to 2005 co-founded high-end aerospace & defense strategy and litigation support consulting company. Currently a private equity investor in businesses across a wide array of industries. Previously served in senior management positions at several Lockheed Martin companies. Graduated from San Jose State University was a B.S. in Business Administration.

Al Nagy — SM&A Director from 2000 to 2005, chaired compensation and governance committees. Serves on the Supervisory Board of Directors of the International firm ThyssenKrupp Elevator AG, and on the boards of Olson and Mark IV. Served as CEO of three publicly traded partnerships. Graduated with honors from Dension University in Economics and Political Science and has his MA from Claremont Graduate University.

Redge Bendheim — Retired tax partner with KPMG LLP. For 30 years provided tax and financial planning to SM&A and other publicly traded and private firms. Was responsible for providing worldwide comprehensive consulting and compliance services to companies including United States Filters Corporation, Beckman Coulter, CKE Restaurants, Taco Bell, Del Taco, the Keith Companies, California Steel Industries and Clean Energy Fuels Corporation. Graduated with a Masters of Business Taxation and a Bachelors of Science from the University of Southern California. He is a Certified Public Accountant in California and a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants. He is also an instructor for the Golden Gate University Masters of Business Taxation program.

Your Vote Counts - Vote the GOLD PROXY CARD TODAY by mail, telephone or Internet. See instructions on page 4 of this letter. If you have any questions, or need assistance with voting please contact: Georgeson Inc. Toll Free (800) 561-3837.

Our Aggressive and Realistic Action Plan to
Restore and Grow Shareholder Value

1.     Restore SM&A’s core values as seen by its staff, its clients and its shareholders.

2.     Recover key lost talent and reduce attrition of deployable resources.

3.     Reconstruct the sales & marketing capabilities of the company.

4.     Reverse the negative trend in pipeline and backlog.

5.     Better control SG&A spending with focus on top line growth and bottom line results.

6.     Encourage significant personal investment by all directors.

How to Vote for Our Slate Today

The SM&A shareholder meeting is only days away — Friday, May 23, 2008.  Even if you have already voted on a WHITE proxy card, you can still change your vote by completing and submitting the GOLD proxy card.  Only the latest dated proxy card counts.

Use the GOLD proxy card in the package you received today to vote via the internet, over the phone, or in the postage paid envelope provided.

If you need assistance voting your GOLD proxy card, call:

Georgeson Inc.  Toll Free — (800) 561-3837

Georgeson is available to answer your questions or assist you with voting your proxy.

Your Vote Counts!

Vote the GOLD PROXY CARD TODAY by mail, telephone or Internet.

Each of Mr. Myers, Kenneth W. Colbaugh, Albert S. Nagy and Redge E. Bendheim (collectively, the “participants”) is deemed a participant in the solicitation of proxies described in this letter. Information regarding the participants and their direct or indirect interests, by security ownership or otherwise, is available in the definitive proxy statement on schedule 14A filed by Mr. Myers with the Securities and Exchange Commission on April 18, 2008.

All stockholders of the issuer are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by Mr. Myers for use at the 2008 annual meeting of stockholders of the issuer because they do and will contain important information. The definitive proxy statement and form of proxy have been mailed to stockholders of the issuer. Stockholders of the issuer may obtain copies of the definitive proxy statement and other relevant documents at no charge on the SEC’s web site at http://www.sec.gov. In addition, Mr. Myers will provide copies of the definitive proxy statement without charge upon request.

VOTE for the Myers director nominees. Vote the GOLD PROXY CARD TODAY!

Proxy Material from Steven S. Myers has already been distributed to all shareholders including a GOLD PROXY CARD.  Mr. Myers urges all shareholders to vote only the GOLD PROXY CARD.  If you have any questions, or need assistance with voting, please contact: Georgeson Inc. Toll Free (800) 561-3837.

SM&A, based in Newport Beach, Calif., provides competition management and program support services to major industrial customers in the Aerospace & Defense, Information Technology, Telecommunications, and other industries.

Media Contact:	Robert Siegfried
Kekst and Company
212-521-4800

# # #

THIS PRESS RELEASE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY.  IT DOES NOT PERTAIN TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEEDS OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESS RELEASE, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION.  THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF STEVEN S. MYERS, AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO SM&A (THE “ISSUER”).

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES.  YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  MR. MYERS ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

MR. MYERS RESERVES THE RIGHT TO CHANGE ANY OF HIS OPINIONS EXPRESSED HEREIN AT ANY TIME AS HE DEEMS APPROPRIATE.  MR. MYERS DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

MR. MYERS HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENT OR INFORMATION INDICATED IN THIS PRESS RELEASE OR THE PRESENTATION REFERRED TO HEREIN AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES.  ANY SUCH STATEMENT OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.  NO WARRANTY IS MADE THAT DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, IS ACCURATE.

EACH OF MR. MYERS, KENNETH W. COLBAUGH, ALBERT S. NAGY AND REDGE E. BENDHEIM (COLLECTIVELY, THE “PARTICIPANTS”) IS DEEMED A PARTICIPANT IN THE SOLICITATION OF PROXIES DESCRIBED IN THIS PRESS RELEASE.  INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY OWNERSHIP OR OTHERWISE, IS AVAILABLE IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY MR. MYERS WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2008.

ALL STOCKHOLDERS OF THE ISSUER ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY

MR. MYERS FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE ISSUER BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION.  THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF THE ISSUER.  STOCKHOLDERS OF THE ISSUER MAY OBTAIN COPIES OF THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, MR. MYERS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.